Exhibit 10.2
CENTERPOINT ENERGY, INC. BENEFIT RESTORATION PLAN
(As Amended and Restated Effective July 1, 1991)
Third Amendment
          WHEREAS, CenterPoint Energy, Inc. (the “Company”), maintains the CenterPoint Energy, Inc. Benefit Restoration Plan, effective as of July 1, 1991, and as thereafter amended (the “Plan”), for the benefit of its eligible employees; and
          WHEREAS, in response to the enactment of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), effective as of January 1, 2005, the Company in operation separated all Plan benefits earned and vested as of December 31, 2004, along with the earnings attributable thereto (“Grandfathered Benefits”), from all Plan benefits earned or vested after December 31, 2004, along with the earnings attributable thereto (“409A Benefits”); and
          WHEREAS, at all times on and after January 1, 2005, the Grandfathered Benefits, along with all earnings attributable thereto, have been (and continue to be) subject to the terms and provisions of the Plan as in effect on October 3, 2004, and no material modifications, within the meaning of Code Section 409A, have been made (in form or operation) to the Plan with respect to such benefits; and
          WHEREAS, the Company desires to bifurcate the Plan such that (1) the Grandfathered Benefits shall be maintained under and paid from the Plan, in the form of a frozen plan that is intended to be a “grandfathered” plan exempt from Code Section 409A, and (2) the 409A Benefits shall be maintained under and paid from a separate plan that is intended to comply with the requirements of Code Section 409A, known as the CenterPoint Energy Benefit Restoration Plan, as established effective January 1, 2008; and
          WHEREAS, in connection with the foregoing, the Company desires to rename the Plan;
          NOW, THEREFORE, the Company, having reserved the right under Paragraph 8 thereof to amend the Plan, does hereby amend the Plan, effective as of January 1, 2008, as follows:

          1. The obligations for the accrued benefits under the Plan that are 409A Benefits are hereby transferred from the Plan into the CenterPoint Energy Benefit Restoration Plan (“409A Plan”). On and after January 1, 2008, the 409A Benefits shall be the sole obligation of, maintained under and paid from, the 409A Plan, in accordance with the terms and conditions of the 409A Plan. The Plan shall have no further contractual, legal or other obligation with respect to the 409A Benefits on and after January 1, 2008. Accordingly, no distribution shall be due or made under the Plan with respect to the 409A Benefits under the Plan after December 31, 2007, and no Participants or their beneficiaries shall have any right to, or interest in, the Plan with respect to the 409A Benefits on and after January 1, 2008.
          2. The allocation between the Grandfathered Benefits under this Plan and the 409A Benefits in the 409A Plan shall be determined in accordance with the provisions under Treasury Regulation Section 1.409A-6(a)(3)(i) (or successor regulations) and any rulings or notices issued by the Internal Revenue Service related thereto.
          3. The name of the Plan is hereby amended to be the “CenterPoint Energy, Inc. 1991 Benefit Restoration Plan,” with all references in the Plan to the “CenterPoint Energy, Inc. Benefit Restoration Plan” hereby amended accordingly, and Paragraph 1 is hereby amended to read as follows:
     “1. Name. The name of this Plan is the ‘CenterPoint Energy, Inc. 1991 Benefit Restoration Plan’ (the ‘Plan’), as amended and restated effective July 1, 1991, as set forth herein, as amended and as the same may hereafter be amended from time to time. As of January 1, 2008, the Plan is frozen and (i) no new participants shall be permitted, and (ii) no benefits shall be earned or vested (other than earnings on benefits that were earned and vested as of December 31, 2004) under the Plan after December 31, 2007; unvested benefit accruals as of December 31, 2004 (along with earnings attributable thereto) were spun-off from the Plan, effective as of January 1, 2008, into, and shall be provided under, the CenterPoint Energy Benefit Restoration Plan (and the Plan shall have no contractual, legal or other obligation with respect to such spun-off benefits on and after January 1, 2008).”
[Signature Page to Follow]

          IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 22nd day of December 2008, but effective as of January 1, 2008.

CENTERPOINT ENERGY, INC.
By	/s/ David M. McClanahan
David M. McClanahan
President and Chief Executive Officer

ATTEST:
/s/ Richard Dauphin
Richard Dauphin
Assistant Corporate Secretary

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